UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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TRANSATLANTIC PETROLEUM LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRANSATLANTIC PETROLEUM LTD.

Dear TransAtlantic Shareholder:

You are cordially invited to attend a special meeting of shareholders of TransAtlantic Petroleum Ltd. (“TransAtlantic”) to be held at the offices of TransAtlantic Petroleum (USA) Corp., 16803 Dallas Parkway, Addison, Texas, on March 4, 2014, at 10:00 a.m. local time for the following purposes:

1.	to approve an amendment to TransAtlantic’s share capital to effect a consolidation (reverse stock split) of TransAtlantic’s outstanding common shares at a ratio of one-for-ten (1:10), together with a corresponding proportional reduction in the number of authorized common shares and proportional increase in par value for such authorized common shares, and to make consequent amendments to TransAtlantic’s Memorandum of Continuance and Bye-Laws; and

2.	to transact any and all other business that may properly come before the special meeting or any adjournment(s) or postponement(s) thereof.

The Notice of Special Meeting of Shareholders and related Proxy Statement accompanying this letter describe the proposed amendment to TransAtlantic’s share capital.

Your vote is very important, regardless of the number of common shares you own. Only shareholders who owned common shares of TransAtlantic at the close of business on January 28, 2014, the record date for the special meeting, will be entitled to vote at the special meeting.

I thank you for your support of our company and look forward to seeing you at the special meeting.

Sincerely,

N. Malone Mitchell, 3rd

Chief Executive Officer

The enclosed Proxy Statement is dated January 29, 2014 and is expected to be first sent or given to shareholders of TransAtlantic on or about February 5, 2014.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MARCH 4, 2014: The Proxy Statement and Proxy Card are also available at http://ir.transatlanticpetroleum.com/special-shareholder-meeting.cfm.

TRANSATLANTIC PETROLEUM LTD.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MARCH 4, 2014

NOTICE IS HEREBY GIVEN that a special meeting (the “Special Meeting”) of the holders of common shares of TransAtlantic Petroleum Ltd. (the “Company”) will be held at the offices of TransAtlantic Petroleum (USA) Corp., 16803 Dallas Parkway, Addison, Texas, on March 4, 2014, at 10:00 a.m. local time for the following purposes:

1.	to approve an amendment to the Company’s share capital to effect a consolidation (reverse stock split) of the Company’s outstanding common shares at a ratio of one-for-ten (1:10), together with a corresponding proportional reduction in the number of authorized common shares and proportional increase in par value for such authorized common shares, and to make consequent amendments to the Company’s Memorandum of Continuance and Bye-Laws; and

2.	to transact any and all other business that may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof.

Only shareholders who owned common shares of the Company at the close of business on January 28, 2014, the record date for the Special Meeting, will be entitled to vote at the Special Meeting.

It is important that your shares be represented at the Special Meeting. Whether or not you expect to attend the Special Meeting, I urge you to vote by proxy pursuant to the instructions set forth herein as soon as possible. If you are the beneficial owner of shares held in street name in an account at a brokerage firm, bank or other nominee holder, you should follow the directions provided by that organization regarding how to instruct the organization to vote your shares. If your shares are held in street name and you wish to vote your shares in person at the Special Meeting, you must obtain a valid legal proxy from your broker, bank or other nominee holder.

By Order of the Board of Directors,

N. MALONE MITCHELL, 3rd

Chief Executive Officer

Addison, Texas

January 29, 2014

TRANSATLANTIC PETROLEUM LTD.

c/o TransAtlantic Petroleum (USA) Corp.

16803 Dallas Parkway

Addison, Texas 75001

(214) 220-4323

PROXY STATEMENT

DATED JANUARY 29, 2014

FOR

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MARCH 4, 2014

The accompanying proxy is solicited by the board of directors and management on behalf of TransAtlantic Petroleum Ltd. (the “Company”), to be voted at the Special Meeting of Shareholders of the Company (the “Special Meeting”) to be held on March 4, 2014, at the time and place and for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders (the “Notice”) and at any adjournments or postponements of that meeting.

When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Special Meeting in accordance with the directions noted thereon. If no direction is indicated, such shares will be voted “FOR” the approval of an amendment to the Company’s share capital to effect a consolidation (reverse stock split) of the outstanding Common Shares at a ratio of one-for-ten (1:10), together with a corresponding proportional reduction in the number of authorized Common Shares and proportional increase in par value for such authorized Common Shares, and consequent amendments to the Company’s Memorandum of Continuance and Bye-Laws, all as set forth herein.

ABOUT THE SPECIAL MEETING

The Special Meeting will be held on March 4, 2014, at 10:00 a.m. local time at the offices of TransAtlantic Petroleum (USA) Corp., 16803 Dallas Parkway, Addison, Texas. A complete list of registered shareholders entitled to vote at the Special Meeting will be available for inspection at the registered office of the Company and the Calgary office of its registrar and transfer agent, Computershare Investor Services Inc. (“Computershare”), during regular business hours and at the Special Meeting.

This proxy statement and accompanying proxy card are being mailed on or about February 5, 2014.

The principal executive offices of the Company are located at, and the mailing address of the Company is, 16803 Dallas Parkway, Addison, Texas 75001, c/o TransAtlantic Petroleum (USA) Corp.

Who Can Vote

The board of directors of the Company has fixed January 28, 2014 as the record date (the “Record Date”) for determining shareholders of the Company entitled to receive notice of and vote at the Special Meeting. Only shareholders of record as of the close of business on the Record Date are entitled to vote at the Special Meeting. There were 373,774,514 common shares of the Company, par value $0.01 per share (the “Common Shares”), issued and outstanding on January 28, 2014. Each shareholder will have one vote for each Common Share of the Company owned of record at the close of business on the Record Date.

Quorum and Voting Requirements

The presence in person or by proxy of at least two shareholders entitled to vote and holding shares representing not less than 10% of the issued and outstanding Common Shares entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting.

For proposal 1, a majority of the votes cast at the Special Meeting is required for approval. Shareholders may either vote “FOR,” “AGAINST,” or “ABSTAIN.”

An automated system administered by the Company’s transfer agent tabulates the votes.

Votes Withheld, Abstentions, and Broker Non-Votes

A broker “non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Abstentions and broker “non-votes” are counted as present for purposes of establishing a quorum, but will not be treated as votes cast in favor of or against proposal 1.

How to Vote

If you are a shareholder of record, there are four ways to vote:

•	By Internet. You may vote by proxy via the Internet at the website address provided on the enclosed proxy card.

•	By telephone. You may vote by proxy by calling the toll-free number provided on the enclosed proxy card.

•	By mail. You may vote by proxy by filling out the enclosed proxy card and sending it back in the envelope provided.

•	In person. If you are a shareholder of record, you may vote in person at the Special Meeting. If you desire to vote in person at the Special Meeting, please request a ballot when you arrive.

If you are a beneficial owner of shares held in street name, you should follow the directions provided by your broker, bank or other nominee holder regarding how to instruct such organization to vote your shares. If your shares are held in street name, you will not be able to vote in person at the Special Meeting unless you obtain a valid legal proxy from such organization.

All Common Shares represented by a proxy properly delivered by the shareholder of record and received by the Company’s transfer agent, Computershare, by 10:00 a.m., Dallas, Texas time on February 28, 2014 will be voted as specified in the proxy, unless validly revoked as described below. If you return a proxy and do not specify your vote, your shares will be voted as recommended by the board of directors. Executors, administrators, trustees, guardians, attorneys, and other representatives voting on behalf of a shareholder should indicate the capacity in which they are voting and corporations should vote by an authorized officer whose title should be indicated.

The board of directors is not currently aware of any business that will be brought before the Special Meeting other than the proposals described in this proxy statement. If, however, other matters are properly brought before the Special Meeting or any adjournment(s) or postponement(s) of the Special Meeting, the persons appointed as proxies will have, unless the terms of their appointment otherwise provide, discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

Revocation of Proxies

You may revoke your proxy before it is voted (i) by so notifying the Secretary of the Company in writing at the location of the Special Meeting not less than one hour before the time fixed for the beginning of the Special Meeting; (ii) by signing and dating a new and different proxy card and mailing it to Computershare such that it is received by Computershare by 10:00 a.m., Dallas, Texas time on February 28, 2014; or (iii) by voting your shares in person or by an appointed agent or representative at the Special Meeting. You cannot revoke your proxy merely by attending the Special Meeting.

Solicitation of Proxies

This proxy solicitation is being made on behalf of the Company by its board of directors and management. The solicitation of proxies will be primarily by mail, but may also be made by telephone, electronic, or oral communications by the directors, officers, and regular employees of the Company at no additional compensation. The cost of any such solicitation will be borne by the Company. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed by the Company for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners.

Board Recommendation

The board of directors recommends that you vote “FOR” the approval of an amendment to the Company’s share capital to effect a consolidation (reverse stock split) of the Company’s outstanding Common Shares at a ratio of one-for-ten (1:10), together with a corresponding proportional reduction in the number of authorized Common Shares and proportional increase in par value for such authorized Common Shares, and consequent amendments to the Company’s Memorandum of Continuance and Bye-Laws.

Multiple Shareholders Sharing One Address

In accordance with Rule 14a-3(e)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), one proxy statement may be delivered to two or more shareholders who share an address in the United States, unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon written or oral request a separate copy of the proxy statement at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to shareholders who share an address, should be directed to the Company’s Corporate Secretary, TransAtlantic Petroleum Ltd., c/o TransAtlantic Petroleum (USA) Corp., 16803 Dallas Parkway, Addison, Texas, 75001, or at telephone number (214) 220-4323. In addition, shareholders who share a single address in the United States but receive multiple copies of the proxy statement may request that they receive a single copy in the future by contacting the Company at the address and phone number set forth in the prior sentence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company’s only outstanding class of equity securities is its Common Shares. The following table sets forth information known to the Company about the beneficial ownership of its Common Shares on January 16, 2014 by (i) each person or entity known to the Company to own beneficially more than five percent of its Common Shares; (ii) each director; (iii) each named executive officer and (iv) all of the Company’s executive officers and directors as a group.

Unless otherwise indicated in the footnotes, each person or entity listed in the following table has sole voting power and investment power over the Common Shares listed as beneficially owned by that person or entity. Percentages of beneficial ownership are based on 373,402,060 Common Shares outstanding on January 16, 2014. Unless otherwise indicated in the footnotes, the address for each listed person is TransAtlantic Petroleum Ltd., c/o TransAtlantic Petroleum (USA) Corp., 16803 Dallas Parkway, Addison, Texas 75001.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Number		Percent
N. Malone Mitchell, 3rd	146,479,158	(2)	39.2%
Ian J. Delahunty	219,084		*
Jeffrey S. Mecom	262,325		*
Wil F. Saqueton	182,421		*
Bob G. Alexander	40,202	(3)	*
Brian E. Bayley	344,625		*
Charles J. Campise	5,000		*
Mel G. Riggs	96,823		*
Marlan W. Downey	25,000		*
All executive officers and directors as a group (9 persons)	147,654,638	(4)	39.5%
Dalea Partners, LP	103,740,349	(5)	27.8%
16803 Dallas Parkway
Suite 300
Addison, TX 75001
Longfellow Energy, LP	39,583,333	(6)	10.6%
16803 Dallas Parkway
Suite 300
Addison, TX 75001
Schroder Investment Management Ltd.	32,950,575	(7)	8.8%
31 Gresham Street, 1st Floor
London EC2V 7QA
United Kingdom

*	Less than 1% of the outstanding Common Shares.
(1)	Beneficial ownership as reported in the table has been determined in accordance with Rule 13d-3 under the Exchange Act and is not necessarily indicative of beneficial ownership for any other purpose, including under Canadian securities laws. The number of Common Shares shown as beneficially owned includes Common Shares which for Canadian securities law purposes may not be beneficially owned, but over which a person would be deemed to exercise control or direction.
(2)

Based on Amendment No. 10 to Schedule 13D (“Amendment No. 10”) filed on January 10, 2014. According to Amendment No. 10, Dalea Partners, LP (“Dalea”) shared voting and dispositive power over 103,740,349 Common Shares, Dalea Management, LLC (“Dalea Management”) shared voting and dispositive power over 103,740,349 Common Shares, Longfellow Energy, LP (“Longfellow”) shared voting and dispositive power over 39,583,333 Common Shares, Deut 8, LLC (“Deut 8”) shared voting and dispositive power over 39,583,333 Common Shares, ANBE Holdings, LP (“ANBE Holdings”) shared voting and dispositive power over 39,583,333 Common Shares, ANBE LLC (“ANBE Holdings GP”) shared voting and dispositive power over 39,583,333 Common Shares and Mr. Mitchell had sole voting and dispositive power over 86,220 Common Shares and shared voting and dispositive power over 146,392,938 Common Shares. Mr. Mitchell and his wife indirectly own 100% of Dalea. Dalea Management is the general partner of Dalea and is owned 100% by Mr. Mitchell and his wife. Mr. Mitchell is a partner of Dalea and a manager of Dalea Management. Deut 8 is the general partner of Longfellow and is owned 100% by Mr. Mitchell and his wife. Mr. Mitchell is a manager of Deut 8. Mr. Mitchell, his wife, and children indirectly own 100% of Longfellow and ANBE Holdings. Mr. Mitchell and his wife own 100% of ANBE Holdings GP. Mr. Mitchell is the Company’s current chairman and chief executive officer. Dalea, Mr. Mitchell, and his wife pledged 29,000,000 Common Shares as security under a master credit agreement with Amarillo National Bank.
(3)	Includes 11,000 Common Shares owned by Mr. Alexander’s wife.
(4)	Reflects the information in footnotes (1) through (3) above.
(5)	Based on Amendment No. 10. According to the Amendment No. 10, Dalea shares voting and dispositive power over 103,740,349 Common Shares. Mr. Mitchell and his wife indirectly own 100% of Dalea. Dalea Management is the general partner of Dalea. Mr. Mitchell is a partner of Dalea and a manager of Dalea Management. Mr. Mitchell is the Company’s chairman and chief executive officer.
(6)	Based on Amendment No. 10. According to the Amendment No. 10, Longfellow shares voting and dispositive power over 39,583,333 Common Shares. Deut 8 is the general partner of Longfellow and is owned 100% by Mr. Mitchell and his wife. Mr. Mitchell is a manager of Deut 8. Mr. Mitchell, his wife, and children indirectly own 100% of Longfellow. Mr. Mitchell is the Company’s chairman and chief executive officer.
(7)	Based on Amendment No. 1 to Schedule 13G filed on February 13, 2013. According to the Amendment No. 1, Schroder Investment Management Ltd. has sole voting power and dispositive power over 32,950,575 Common Shares.

APPROVAL OF AN AMENDMENT TO THE COMPANY’S SHARE CAPITAL

TO EFFECT A CONSOLIDATION (REVERSE STOCK SPLIT) OF THE COMPANY’S OUTSTANDING COMMON SHARES

(Proposal 1)

General

The Company’s board of directors has unanimously adopted and is recommending for shareholder approval an amendment to the Company’s share capital to effect a consolidation (reverse stock split) (the “Reverse Stock Split”) of the Company’s outstanding Common Shares at a ratio of one-for-ten (1:10), together with a corresponding proportional reduction in the number of authorized Common Shares (the “Proportional Share Number Adjustment”) and proportional increase in par value for such authorized Common Shares (the “Par Value Adjustment”), and consequent amendments to the Company’s Memorandum of Continuance and Bye-Laws.

Under the proposed amendment to the Company’s share capital, ten outstanding Common Shares would be combined and converted into one Common Share together with the corresponding Proportional Share Number Adjustment and Par Value Adjustment.

If approved by the Company’s shareholders, the Reverse Stock Split, along with the resulting Proportional Share Number Adjustment and Par Value Adjustment, will become effective upon the filing of an amendment to the Company’s Memorandum of Continuance with the Bermuda Registrar of Companies (the “Effective Time”).

The resolutions attached to this proxy statement as Annex A are being submitted to the Company’s shareholders for approval at the Special Meeting to implement the Reverse Stock Split, along with the resulting Proportional Share Number Adjustment and Par Value Adjustment.

Reasons for the Reverse Stock Split

The Company’s primary objective in proposing the Reverse Stock Split is to attempt to raise the per share trading price of the Common Shares.

The Company believes that the Reverse Stock Split may make the Common Shares more attractive to a broader range of institutional and other investors, as the current market price of the Common Shares may affect their acceptability to certain institutional investors, professional investors, and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. The Company believes that the Reverse Stock Split will make the Common Shares a more attractive and cost effective investment for many investors, which may enhance the liquidity of the Common Shares.

In deciding whether to recommend approval of the Reverse Stock Split to the Company’s shareholders, the board of directors also took into account potential negative factors associated with Reverse Stock Split. These factors include the negative perception of reverse stock splits held by some investors, analysts, and other stock market participants, the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined back to pre-split levels, the adverse effect on liquidity that might be caused by a reduced number of shares outstanding, and the costs associated with implementing a reverse stock split.

Although the board of directors of the Company expects the Reverse Stock Split will result in an increase in the market price of the Common Shares, the Reverse Stock Split may not increase the market price of the Common Shares in proportion to the reduction in the number of Common Shares outstanding or result in a long-term increase in the market price, which is dependent upon many factors, including the Company’s performance, prospects, and other factors detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission (the “SEC”), as well as variables outside of the Company’s control (such as market volatility, investor response to the news of a proposed reverse stock split and the general economic environment). The history of similar reverse stock splits for companies in like circumstances is varied. If the Reverse Stock Split is effected and the market price of the Common Shares declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. The trading liquidity of the Common Shares may also decline due to the fewer number of Common Shares that are publicly traded. In addition, the Reverse Stock Split will likely increase the number of shareholders who own “odd lots” of fewer than 100 Common Shares. Shareholders who hold odd lots typically experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Accordingly, the Reverse Stock Split may not achieve the desired results that have been outlined above.

Reasons for the Proportional Share Number Adjustment

Without the Proportional Share Number Adjustment, the Reverse Stock Split would increase the proportion of unissued, authorized Common Shares to issued Common Shares, which could allow the Company to much more substantially dilute shareholders in the future than currently. The Company’s board of directors believes that implementing the Proportional Share Number Adjustment concurrently with the Reverse Stock Split will maintain the current balance between the number of Common Shares that the board of directors has the right to issue to the number of Common Shares currently outstanding.

Reasons for the Par Value Adjustment

The implementation of the Par Value Adjustment concurrently with the Reverse Stock Split and the Proportional Share Number Adjustment would prevent any adjustments in the stated capital with respect to the Common Shares on the Company’s balance sheet.

Principal Effects of the Reverse Stock Split

Effect on Memorandum of Continuance and Bye-Laws

If the shareholders approve the Reverse Stock Split, the Company will amend the existing paragraph of the Company’s Memorandum of Continuance relating to the Company’s authorized share capital in the manner set forth in the proposed amendment to the Memorandum of Continuance, to be filed with the Bermuda Registrar of Companies, in the form attached hereto as Annex B, and the existing paragraph of the Company’s Bye-Laws relating to the Company’s authorized share capital in the manner set forth in the proposed amendment to the Bye-Laws, in the form attached hereto as Annex C.

Effect on Existing Common Shares

Currently, the Company is authorized to issue up to a total of 1,000,000,000 Common Shares. As of the Record Date, 373,774,514 Common Shares were issued and outstanding. As a result of the Reverse Stock Split, the number of authorized Common Shares would be reduced from 1,000,000,000 to 100,000,000, and the par value of the Common Shares would increase from $0.01 to $0.10.

The Reverse Stock Split will be effected simultaneously for all issued and outstanding Common Shares without any action on the part of shareholders and without regard to the date physical Common Share certificates are surrendered for post-split Common Share certificates. The Reverse Stock Split will affect all of the Company’s shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except for minor changes to the extent that the Reverse Stock Split results in any of the Company’s shareholders owning a fractional share, as described below. By way of example only, a shareholder who owns a number of shares that, prior to the Reverse Stock Split, represented 5% of the outstanding Common Shares would continue to own 5% of the outstanding Common Shares after the Reverse Stock Split. Common Shares issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Exchange Act or the listing of the Common Shares on the NYSE MKT or the Toronto Stock Exchange, although the Company would receive a new CUSIP number for the post-split Common Shares. Physical share certificates with the old CUSIP number and par value will need to be exchanged for share certificates with the new CUSIP number and par value by following the procedures described below.

Effect on RSUs and Common Shares Available for Issuance under the 2009 Long-Term Incentive Plan

All restricted stock units (“RSUs”) would be adjusted proportionately as a result of the Reverse Stock Split, as required by the terms of the RSU award agreements. In particular, the Company would reduce the number of shares deliverable upon vesting of awards of RSUs based on the ratio of the Reverse Stock Split. In addition, the number of shares available for issuance pursuant to the Company’s 2009 Long-Term Incentive Plan (the “Incentive Plan”) would be reduced proportionately based on the ratio of the Reverse Stock Split.

Effect on Fractional Shares

No fractional shares will be issued as a result of the Reverse Stock Split, with the result that shareholders who, as a result of the Reverse Stock Split, will hold fewer than one Common Share will cease to be shareholders of the Company following the Reverse Stock Split. The procedure for handling fractional shares resulting from the Reverse Stock Split is discussed below.

Summary Table

The following table shows the effects of, for illustration purposes only, the Reverse Stock Split, without giving any adjustments for fractional shares, on (i) the Company’s authorized and outstanding Common Shares, (ii) shares available for issuance under the Incentive Plan, (iii) shares reserved for issuance under outstanding RSUs, and (iv) authorized but not outstanding and unreserved Common Shares. The information presented below is as of the Record Date and assumes no changes between the Record Date and the Effective Time.

	Current	After the Reverse Stock Split
Authorized Common Shares	1,000,000,000	100,000,000
Common Shares outstanding	373,774,514	37,377,451
Common Shares available for issuance under the Incentive Plan	37,377,451	3,737,745
Common Shares reserved for issuance under outstanding RSUs	2,285,283	228,528
Authorized but not outstanding and unreserved Common Shares	623,940,203	62,394,021

Principal Effects of the Proportional Share Number Adjustment

“Authorized” shares represent the number of Common Shares that the Company is permitted to issue under its Memorandum of Continuance. The decrease in the number of authorized Common Shares would result in fewer authorized but unissued Common Shares being available for future issuance. This would decrease the number of Common Shares available for issuance for various purposes such as to raise capital or to make acquisitions. Given that there will be a proportionate reduction in the number of outstanding Common Shares through implementation of the Reverse Stock Split, the Company believes that it will continue to have sufficient excess authorized Common Shares to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. The Company does not have any binding commitments to offer securities. However, the issuance of additional equity securities could result in the dilution of current shareholders’ percentage ownership interest in the Company, which could be significant. The Reverse Stock Split will not reduce the number of undesignated shares that the Company may issue in the future. After the Reverse Stock Split, the Company will have 100,000,000 undesignated shares available for future issuance.

Mechanics of Reverse Stock Split

If the Reverse Stock Split is approved by the Company’s shareholders at the Special Meeting, the Company’s shareholders will be notified that the Reverse Stock Split, Proportional Share Number Adjustment, and Par Value Adjustment have been effected. The mechanics of the Reverse Stock Split are discussed below and differ depending on whether Common Shares are certificated or uncertificated and whether Common Shares are held beneficially in street name or registered directly in a shareholder’s name.

Direct Holders of Common Share Certificates

As soon as practicable after the Effective Time, shareholders holding certificated Common Shares will receive a transmittal letter from the Company’s transfer agent asking the shareholder to surrender certificates representing pre-split Common Shares in exchange for certificates representing post-split Common Shares in accordance with the procedures to be set forth in the transmittal letter. No new certificates will be issued to the shareholder until the outstanding certificate(s) together with the properly completed and executed letter of transmittal are delivered in accordance with the instructions contained in such transmittal letter. Any pre-split Common Shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split Common Shares. No shareholder will be required to pay a transfer or other fee to exchange his or her share certificates in connection with the Reverse Stock Split, unless such exchange is also in connection with a transfer. Until surrendered, the Company will deem pre-split Common Share certificates to be cancelled and only to represent the number of whole post-split Common Shares to which the shareholder is entitled.

SHAREHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO. SHAREHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO THE TRANSFER AGENT FOLLOWING RECEIPT OF TRANSMITTAL FORMS IN ORDER TO AVOID HAVING SHARES POSSIBLY BECOMING SUBJECT TO ESCHEAT LAWS.

Registered “Book-Entry” Holders of Common Shares (i.e., shareholders that are registered on the transfer agent’s books and records but do not hold share certificates)

Shareholders holding uncertificated shares (i.e., shares held in book-entry form and not represented by a physical share certificate) will have their holdings electronically adjusted automatically by the Company’s transfer agent to give effect to the Reverse Stock Split.

Beneficial Holders of Common Shares (i.e., shareholders who hold in street name)

Common Shares held by shareholders through a bank, broker, custodian, or other nominee, will be treated by the Company in the same manner as registered shareholders whose Common Shares are registered in their names. Banks, brokers, custodians, or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding Common Shares in street name. However, these banks, brokers, custodians, or other nominees may have different procedures for processing the Reverse Stock Split and treating fractional shares. If a shareholder holds Common Shares with a bank, broker, custodian, or other nominee and has any questions in this regard, the shareholder is encouraged to contact his/her bank, broker, custodian, or other nominee.

Payment for Fractional Common Shares

No fractional Common Shares will be issued as a result of the Reverse Stock Split. The Company intends to retain an agent to aggregate fractional Common Shares into whole Common Shares and will sell them in the open market at prevailing prices on behalf of holders who otherwise would be entitled to receive fractional Common Share interests. The Company will not be purchasing the fractional Common Shares. Persons on whose behalf the fractional Common Shares were sold will then receive a cash payment for the amount of their allocable share of the total sale proceeds. The amount of such payment will depend on the prices at which the aggregated fractional Common Shares are sold in the open market shortly after the Effective Time. Shareholders who, as a result of the Reverse Stock Split, hold fewer than one Common Share would receive cash for all their Common Shares held before the Reverse Stock Split and would cease to be shareholders of the Company following the Reverse Stock Split. Shareholders should be aware that, under the escheat laws of the various jurisdictions where shareholders reside, amounts due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state or jurisdiction to which they were paid. The Company will pay the administration expenses of the agent selected to aggregate and sell the fractional Common Shares.

Accounting Consequences

The Reverse Stock Split will not affect total shareholders’ equity on the Company’s consolidated balance sheet. The Reverse Stock Split will increase the par value of the Common Shares from $0.01 to $0.10, and stated capital and additional paid-in capital will not change. The per share net income (loss) will be higher because there would be fewer Common Shares outstanding. All historic share and per share amounts in the consolidated financial statements and related footnotes that the Company files with the SEC in the future will be adjusted accordingly for the Reverse Stock Split.

U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of Common Shares. Unless otherwise specifically indicated herein, this summary addresses the U.S. federal income tax consequences only to a beneficial owner of Common Shares that is: (i) a citizen or resident of the U.S., (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia), (iii) an estate whose income is subject to U.S. federal income taxation, regardless of its source, or (iv) any trust if: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has a valid election in place to be treated as a U.S. person (each, a “U.S. holder”). This summary does not address any state, local, or foreign income or other tax consequences, nor does it address all of the tax consequences, that may be relevant to any particular shareholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by shareholders. This summary also does not address the tax consequences to: (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold Common Shares as part of a position in a “straddle” or as part of a “hedging,” “conversion,” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold Common Shares as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings, and judicial authority, all as in effect as of the date hereof.

Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split. In addition, the Company has not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

The Reverse Stock Split is intended to be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by U.S. holders in the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional Common Share interest. Accordingly, following the Reverse Stock Split, the aggregate tax basis in the Common Shares received pursuant to the Reverse Stock Split should be equal to the aggregate tax basis in the Common Shares surrendered (excluding any portion of the holder’s basis allocated to fractional Common Shares), and the holding period for the Common Shares received should include the holding period for the Common Shares surrendered.

A holder of pre-split Common Shares who receives cash will generally be treated as having exchanged a fractional Common Share interest for cash in a redemption by us. The amount of any gain or loss will be equal to the difference between the portion of the tax basis of the pre-split Common Shares allocated to the fractional Common Share interest and the cash received.

The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of that shareholder. Each shareholder should consult its own tax advisor regarding all of the potential U.S. federal, state, local, and foreign income and other tax consequences of the Reverse Stock Split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding Common Shares following the Reverse Stock Split, the Company’s board of directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

No Appraisal Rights

Under the Bermuda Companies Act 1981 and the Company’s Bye-Laws, shareholders are not entitled to dissenters’ rights of appraisal with respect to the proposed amendment to the Company’s share capital to effect the Reverse Stock Split together with the Proportional Share Number Adjustment and Par Value Adjustment or the consequent amendments to the Company’s Memorandum of Continuance and Bye-Laws, and the Company will not independently provide its shareholders with any such rights.

Interests of Certain Persons in the Proposal

Certain of the Company’s officers and directors have an interest in this proposal as a result of their ownership of Common Shares, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” above. However, the Company does not believe that its officers or directors have interests in this proposal that are different from or greater than those of any other of its shareholders.

Required Vote

Proposal 1 will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. Abstentions and broker non-votes will not count as votes in favor of or against the proposal and will have no effect on the vote total for the proposal.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S SHARE CAPITAL TO EFFECT A CONSOLIDATION (REVERSE STOCK SPLIT) OF THE COMPANY’S OUTSTANDING COMMON SHARES.

OTHER BUSINESS

Other than the business set forth in the Notice, management is not aware of any other business to come before the Special Meeting. Should any other business be properly brought before the Special Meeting, it is the intention of the persons named in the form of proxy to vote the Common Shares represented thereby in accordance with their discretion and best judgment on such matter.

ADDITIONAL INFORMATION

Shareholders that have additional questions about the information contained in this proxy statement or that wish to obtain directions to attend the Special Meeting, should contact the Corporate Secretary at TransAtlantic Petroleum Ltd., c/o TransAtlantic Petroleum (USA) Corp., 16803 Dallas Parkway, Addison, Texas 75001 or at (214) 220-4323.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s intent to solicit approval of proposal 1 to effect the Reverse Stock Split and the potential benefits of the Reverse Stock Split, including but not limited to increased investor interest and the potential for a higher stock price. These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” and similar expressions. Such statements reflect the current views and assumptions of the Company and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks include, but are not limited to, risks relating to the volatility of the market price of the Common Shares, adverse investor reaction to the Reverse Stock Split and general market and economic conditions.

The Company undertakes no obligation to update or revise the forward-looking statements included in this proxy statement, whether as a result of new information, future events, or otherwise, after the date of this proxy statement. The Company’s stock price and liquidity and actual results, performance, or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences are discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on May 16, 2013, and in subsequent Quarterly Reports on Form 10-Q filed by the Company with the SEC. These documents are available on the SEC’s website at www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS

N. MALONE MITCHELL, 3rd

Chief Executive Officer

Addison, Texas

January 29, 2014

Annex A

SHAREHOLDER RESOLUTIONS

1.	RESOLVED, that the authorized and issued common shares of the Company be consolidated in a ratio of 1-for-10 such that 1,000,000,000 authorized common shares of par value US$0.01 each be consolidated to 100,000,000 common shares of par value US$0.10 each, and all issued and outstanding common shares of par value US$0.01 each be consolidated in a ratio of 1-for-10 common shares of par value US$0.10 each, being subject to the same restrictions (save as to par value) as the existing common shares.

2.	RESOLVED that Bye-Law 3 of the Company be deleted in its entirety and replaced by the following: “The authorized share capital of the Company at the date of amendment of these Bye-Laws is US$11,000,000.00 divided into 100,000,000 Common Shares of par value US$0.10 each and 100,000,000 Undesignated Shares of par value US$0.01each.”

3.	RESOLVED that the Memorandum of Continuance of the Company be amended by deleting section 3 in its entirety and replacing it with the following: “The authorized share capital of the Company is US$11,000,000.00 divided into 100,000,000 Common Shares of par value US$0.10 each and 100,000,000 Undesignated Shares of par value US$0.01 each.”

Annex B

FORM OF AMENDMENT TO MEMORANDUM OF CONTINUANCE

The Memorandum of Continuance of the Company be amended by deleting section 3 in its entirety and replacing it with the following: “The authorized share capital of the Company is US$11,000,000.00 divided into 100,000,000 Common Shares of par value US$0.10 each and 100,000,000 Undesignated Shares of par value US$0.01 each.”

Annex C

FORM OF AMENDMENT TO BYE-LAWS

That Bye-Law 3 of the Company be deleted in its entirety and replaced by the following: “The authorized share capital of the Company at the date of amendment of these Bye-Laws is US$11,000,000.00 divided into 100,000,000 Common Shares of par value US$0.10 each and 100,000,000 Undesignated Shares of par value US$0.01each.”

000001 SAM SAMPLE 123 SAMPLES STREET Security Class COMMON SHARES SAMPLE TOWN SS X9X X9X CANADA Holder Account Number C9999999999 I ND Fold Form of Proxy—Special Meeting to be held on March 4, 2014 This Form of Proxy is solicited by and on behalf of the Board of Directors and Management. Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder. 5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board of Directors. 6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or- any adjournment or postponement thereof. Fold 8. This proxy should be read in conjunction with the accompanying documentation provided by Management. Proxies submitted must be received by 10:00 am, Central Time, on Friday, February 28, 2014. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! To Vote Using the Telephone To Vote Using the Internet Call the number listed BELOW from a touch tone Go to the following web site: telephone. www.investorvote.com 1-866-732-VOTE (8683) Toll Free Smartphone? Scan the QR code to vote now. If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER 23456 78901 23456 TNPQ_PRX_180922/000001/000001/iTNPQ

SAM SAMPLE C9999999999 IND C04 Appointment of Proxyholder I/We being holder(s) of TransAtlantic Petroleum Ltd. (the “Company”) Print the name of the person you are hereby appoint(s): N. Malone Mitchell, 3rd, Chief Executive Officer of the OR appointing if this person is someone Company, or failing him, Jeffrey S. Mecom, Vice President and Corporate other than the Management Secretary of the Company, or failing him, Ian J. Delahunty, or failing him, Nominees listed herein. Wil F. Saqueton as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Special Meeting of shareholders of TransAtlantic Petroleum Ltd. to be held at 16803 Dallas Parkway, Addison, Texas, 75001, on Tuesday, March 4, 2014 at 10:00 am local time and at any adjournment or postponement thereof. VOTING RECOMMENDATIONS OF THE BOARD OF DIRECTORS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. For Against Abstain 1. Reverse Stock Split - To approve an amendment to the Company’s share capital to effect a consolidation (reverse stock split) of the Company’s outstanding Fold common shares at a ratio of one-for-ten (1:10), together with a corresponding proportional reduction in the number of authorized common shares and proportional increase in par value for such authorized common shares, and to make consequent amendments to the Company’s Memorandum of Continuance and Bye-Laws in accordance with the resolutions set forth in the proxy statement. -Fold Authorized Signature(s)—This section must be completed for your Signature(s) Date instructions to be executed. I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by the Board of Directors. 9 9 9 9 9 1 8 0 9 2 2 1 P R A R 0 T N P Q

TNPQ 000002 SAM SAMPLE 123 SAMPLES STREET Security Class COMMON SHARES SAMPLETOWN SS X9X X9X AUSTRALIA Holder Account Number C9999999999 I ND Fold Form of Proxy Special Meeting to be held on March 4, 2014 This Form of Proxy is solicited by and on behalf of the Board of Directors and Management. Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder. 5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board of Directors. 6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof. Fold 8. This proxy should be read in conjunction with the accompanying documentation provided by Management. Proxies submitted must be received by 10:00 am, Central Time, on Friday, February 28, 2014. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! To Vote Using the Telephone To Vote Using the Internet Call the number listed BELOW from a touch tone Go to the following web site: telephone. www.investorvote.com 312-588-4290 Direct Dial Smartphone? Scan the QR code to vote now. If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER 23456 78901 23456

TNPQ PRX 180922/000002/000002/i SAM SAMPLE C9999999999 IND C04 Appointment of Proxyholder I/We being holder(s) of TransAtlantic Petroleum Ltd. (the “Company”) Print the name of the person you are hereby appoint(s): N. Malone Mitchell, 3rd, Chief Executive Officer of the OR appointing if this person is someone Company, or failing him, Jeffrey S. Mecom, Vice President and Corporate other than the Management Secretary of the Company, or failing him, Ian J. Delahunty, or failing him, Nominees listed herein. Wil F. Saqueton as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Special Meeting of shareholders of TransAtlantic Petroleum Ltd. to be held at 16803 Dallas Parkway, Addison, Texas, 75001, on Tuesday, March 4, 2014 at 10:00 am local time and at any adjournment or postponement thereof. VOTING RECOMMENDATIONS OF THE BOARD OF DIRECTORS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. For Against Abstain 1. Reverse Stock Split - To approve an amendment to the Company’s share capital to effect a consolidation (reverse stock split) of the Company’s outstanding Fold common shares at a ratio of one-for-ten (1:10), together with a corresponding proportional reduction in the number of authorized common shares and proportional increase in par value for such authorized common shares, and to make consequent amendments to the Company’s Memorandum of Continuance and Bye-Laws in accordance with the resolutions set forth in the proxy statement. -Fold Authorized Signature(s)—This section must be completed for your Signature(s) Date instructions to be executed. I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by the Board of Directors. 9 9 9 9 9 1 8 0 9 2 2 1 P R A R 0 T N P Q